Exhibit (e)(1)(d)

                  AMENDMENT NO. 3 TO THE DISTRIBUTION AGREEMENT


     AGREEMENT made by and between Sanford C. Bernstein & Co., LLC (the "Distributor") and Sanford C. Bernstein Fund, Inc. (the "Fund").

     WHEREAS, the Distributor and the Fund are parties to a Distribution Agreement dated October 2, 2000, as amended to date (the "Distribution Agreement");

     WHEREAS, effective on or about December 19, 2003, the current shares of the Tax-Managed International Portfolio will be redesignated as the Tax-Managed International Class and the current shares of the International Portfolio will be redesignated as the International Class; and

     WHEREAS, the Distributor and the Fund desire to amend the Distribution Agreement to clarify that, with respect to the Tax-Managed International Portfolio, the Distribution Agreement applies only to the Tax-Managed International Class of the Portfolio, and that with respect to the International Portfolio, the Distribution Agreement applies only to the International Class of the Portfolio;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Distributor and the Fund hereby agree as follows:

     In accordance with Paragraph 11 of the Distribution Agreement, with respect to the Tax-Managed International Portfolio, the Distribution Agreement applies only to the Tax-Managed International Class of the Portfolio, and with respect to the International Portfolio, the Distribution Agreement applies only to the International Class of the Portfolio.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 16th day of December, 2003.

                                            SANFORD C. BERNSTEIN FUND, INC.

                                            By:  /s/ Christina Morse
                                                 _____________________________

                                            Name:  Christina Morse

                                            Title: Assistant Secretary


                                            SANFORD C. BERNSTEIN & CO., LLC

                                            By:  /s/ Christina Morse
                                                 _____________________________

                                            Name:  Gerald M. Lieberman

                                            Title: Chief Financial Officer